EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-284920 on Form S-6 of our report dated February 27, 2025, relating to the Statement of Financial Condition, including the portfolio of investments, of Morgan Stanley Portfolios, Series 79, comprising AI Enablers & Adopters Strategy, Series 2, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 27, 2025